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                                                                   EXHIBIT 10.44


                              AMENDMENT TO SUBLEASE


           The Sublease dated November 5, 2001 (the "Sublease") between Photodisc, Inc. ("Sublandlord") having an address at 601 North 34th Street, Seattle, Washington 98103 and Morgan Stanley D.W. Inc, ("Subtenant") having an office at 1585 Broadway, New York, New York 10019 is hereby amended as follows:

           1. In no event shall the term of the Sublease, as same may be renewed in accordance with Paragraph 24 thereof, extend beyond March 30, 2015.

           2. Paragraph 7 (A)(ii) of the Sublease is deleted and the following inserted in lieu thereof:

        "(ii) any and all amendments or modifications to the Prime Lease or supplemental agreements relating thereto hereafter made between the Prime Landlord and Sublandlord to which the Subtenant has consented, and"

           3. The first sentence of Paragraph 8 is deleted and the following inserted in lieu thereof:

        "Subject to the terms of SNDA between Prime Landlord and Subtenant, if the Prime Lease and Sublandlord's leasehold interest in the Premises shall be terminated, other than as a result of casualty, condemnation or sale in lieu thereof, or if Prime Landlord acquires or otherwise succeeds to the interest of Sublandlord under the Sublease, Subtenant shall attorn to Prime Landlord and shall perform all of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed on the terms set forth (i) herein up to date of attornment and
        (ii) thereafter, for the remainder of the Term, in accordance with the Sublease, as same shall have been modified by Paragraph 6 of the SNDA. Such attornment shall be self-operative, without the execution of further instruments."

           4. The second sentence of Paragraph 16(B) of the Sublease is hereby amended by deleting the phrase "other than in connection with Prime Landlord's gross negligence or willful misconduct".

           5. If Subtenant exercises its option for the Fifth Floor Space set forth in Paragraph 27 of the Sublease, the term thereof with respect to such space shall be limited to the balance of the initial Sublease Term, unless Subtenant exercises Subtenant's renewal option set forth in Paragraph 24, in which case the term with respect to the Fifth Floor Space shall be for the balance of the Sublease Term, as renewed.

           6. The reimbursement referred to in Paragraph 23 of



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the Sublease shall be increased to $2,676,440.00. All improvements and alterations paid for by or with such reimbursement shall be owned by Sublandlord.

           7. This Amendment may be executed in counterparts each of which, when executed, shall be deemed on original and all of which shall be deemed to be one and the same instrument.

           8. Except as hereby modified, the Sublease remains in full force and effect.

           9. Sublandlord's address is 601 North 34th Street, Seattle, Washington 98103.

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Sublease the _______ day of November, 2001.



                                               Photodisc, Inc.


                                               By:
                                                  -----------------------------


                                               Morgan Stanley D.W. Inc.

                                               By:
                                                  -----------------------------